Exhibit 99.1

ProPhase Labs Announces Formation of ProPhase BioPharma, Inc. (PBIO) for the Licensing and Development of Novel Drugs, Compounds and Biotechnology

Company Also Announces First Licensing Agreement for PBIO with Global BioLife, Inc. for broad based Anti-Viral Fighting Compounds Equivir and Equivir G

Garden City, NY, June 28, 2022 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified diagnostics and genomics company, today announced the formation of wholly-owned subsidiary ProPhase BioPharma, Inc. (PBIO) for the licensing and development of novel drugs, compounds and biotechnology. PBIO will focus on advanced technology in the biochemical industry and creating and formulating new compounds that can change the outcomes of healthcare.

ProPhase Labs also announced that it has executed a license agreement with Global BioLife, Inc. (Global BioLife), a wholly-owned subsidiary of DSS, Inc., for Equivir and Equivir G, proprietary compounds developed by Global Research and Discovery Group (GRDG), Global BioLife’s scientific research partner, which have shown to be potential treatments to limit the occurrence and or reduce the risk and severity of viral outbreaks.

Under the terms of the agreement, ProPhase Labs has obtained exclusive rights worldwide to develop and commercialize Equivir and Equivir G.

“We are thrilled to announce the formation of ProPhase BioPharma, our new wholly-owned subsidiary tasked with licensing and developing novel drugs, compounds and biotechnology. We are equally pleased with our first licensing agreement for Equivir and Equivir G, which we believe have significant potential to improve human health outcomes worldwide,” commented Ted Karkus, ProPhase Lab’s Chief Executive Officer. “We plan to pursue commercialization of Equivir as an OTC supplement, leveraging our distribution in over 40,000 Food Drug and Mass retail stores and online direct to consumer. We also look forward to applying to the FDA for an IND for Equivir G as a prescription antiviral.”

“We are excited to team up with ProPhase Labs, which will apply its nearly three decades of experience enhancing the health of the public to Equivir, which we believe to be a ground-breaking treatment that will positively impact health in the U.S. and globally,” said Frank. D. Heuszel, Chief Executive Officer of DSS.

The agreement between ProPhase Labs and Global BioLife comes just prior to the commencement of human clinical trials for Equivir. ProPhase is currently in contact with leading clinical research organizations to initiate these trials in the coming months.

“These next clinical trials are a vital step in the process,” said Daryl Thompson, Global BioLife’s Director of Scientific Initiatives, and founder of the advanced research company GRDG Sciences, LLC. “This is where all of the work, the planning and the research meets the ultimate challenge. I am extremely optimistic that these trials will go well for Equivir.”

About Equivir

Equivir is a blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols. The composition is projected to come in capsule form and be taken much like a multivitamin, or at the onset of initial symptoms. Since 2019, Global BioLife has received two U.S. patents for Equivir as a treatment against viral infections as well as a positive patentability report opening the door for international patent possibilities. The composition is believed to work by potentially blocking the entry of a virus into host cells, which prevents infection and replication in those host cells.

In addition to its potential use for the treatment of infection caused by various serotypes of influenza and Rhinovirus, a common viral infectious agent predominantly associated with the common cold in humans, Equivir is also believed to block the entry of Ebola virus into host cells which can prevent Ebola Virus Disease (EVD) and Ebola Hemorrhagic fever (EHF). These diseases are rare, but severe and often fatal in humans, particularly in sub-Saharan Africa. Ebola has a 90-percent death rate, according to the World Health Organization. Equivir has also shown in in-vitro studies to combat SARS- COV2.

ProPhase Labs will coordinate with Global BioLife to work with Charles River Laboratories to complete product testing covering bioavailability, stability, and safety. The Company plans to initiate human clinical trials after completion of this product testing.

About Equivir G

Equivir G is a blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols with the addition of Gallic acid and still within GRAS rules. ProPhase Labs is in the process of formulating its composition and is preparing clinical studies in accordance with FDA Investigational New Drug Application (IND) requirements. Planned antiviral applications include SARS-COV2, Influenza and Ebola, among others. ProPhase Labs plans to apply for an IND for Equivir G as a prescription based antiviral treatment.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a diversified diagnostics and genomics company that seeks to leverage its CLIA lab services to provide whole genome sequencing and research direct to consumers and build a genomics data base to be used for further research. The Company continues to provide traditional CLIA molecular laboratory services, including COVID-19 testing.

ProPhase Diagnostics, Inc., a wholly-owned subsidiary of ProPhase, offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including state-of-the-art polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19). Critical to COVID-19 testing, ProPhase Diagnostics provides fast turnaround times for results. ProPhase Diagnostics also offers best-in-class rapid antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing. Announced plans for expansion of lab to include traditional clinical testing and genomics testing.

ProPhase Precision Medicine, Inc., a wholly-owned subsidiary of ProPhase, focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic testing can help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. Currently selling Nebula Genomics whole genome sequencing products direct-to-consumer online, with plans to sell in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

ProPhase BioPharma, Inc. (PBIO), a wholly-owned subsidiary of ProPhase, was formed for the licensing, development and commercialization of novel drugs and compounds beginning with Equivir and Equivir G.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements under the TK Supplements® brand and Phamaloz contract manufacturing subsidiary.

ProPhase Labs actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

About Global BioLife, Inc.

Global BioLife, Inc. (“Global BioLife”) is a wholly owned subsidiary of DSS, Inc. Global BioLife strives to leverage its scientific know-how and intellectual property rights to provide solutions that have been plaguing the biomedical field for decades. By tapping into the scientific expertise of GRDG Sciences, LLC, Global BioLife pledges to undertake a concerted effort in the R&D, drug discovery and development for the prevention, inhibition, and treatment of neurological, oncological and immuno related diseases. For more information on Global BioLife visit http://impbio.com/.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including statements regarding the anticipated timing for initiation of clinical trials for Equivir and our ability to commercialize Equivir, our ability to develop Equivir G as a prescription antiviral, our plans to expand our lab to include traditional clinical testing and genomics testing, to sell our whole genome sequencing products in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

ProPhase Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

ProPhase Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com